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                                                                    EXHIBIT 99.3


                               OFFER TO EXCHANGE

          9 1/8% SENIOR SUBORDINATED NOTES DUE 2008 (CUSIP #74956EAB4)

                 (REGISTERED UNDER THE SECURITIES ACT OF 1933)
                          FOR ANY AND ALL OUTSTANDING

          9 1/8% SENIOR SUBORDINATED NOTES DUE 2008 (CUSIP #74956EAA6)

                                       OF

                              R.H. DONNELLEY INC.

To Registered Holders and The Depository Trust Company Participants:


     We are enclosing herewith the material listed below relating to the offer by R.H. Donnelley Inc., a Delaware corporation (the "Company"), to exchange its 9 1/8% Senior Subordinated Notes due 2008 (CUSIP #74956EAB4) (the "Exchange Notes") pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 9 1/8% Senior Subordinated Notes due 2008 (CUSIP #74956EAA6) (the "Old Notes") upon the terms and subject to the conditions set forth in the Company's Prospectus, dated September [ ], 1998, and the related Letter of Transmittal (which together constitute the "Exchange Offer").


     Enclosed herewith are copies of the following documents:


          1. Prospectus dated September [  ], 1998;


          2. Letter of Transmittal to the 9 1/8% Senior Subordinated Exchange Notes due 2008;

          3. Notice of Guaranteed Delivery;

          4. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner; and

          5. Letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

     WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE
OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [            ], 1998,
UNLESS EXTENDED.

     The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

     Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that (i) the holder is not an "affiliate" of the Company, (ii) any Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder and (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes. If the tendering holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes, you will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.
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     The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 4 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from the undersigned.

                                      Very truly yours,

                                      THE BANK OF NEW YORK

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF R.H. DONNELLEY INC. OR THE BANK OF NEW YORK OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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